UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020 (September 24, 2020)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2020, Infinity Energy Resources, Inc. (the “Company”) entered into an Exchange and Settlement Agreement (the “Exchange Agreement”) with SKM Partnership, Ltd. (“SKM”), pursuant to which SKM agreed to exchange (the “Exchange”) an 8% promissory note (the “Note”) issued by the Company to SKM, dated as of December 27, 2013, in the original principal amount of $1,050,000, representing outstanding principal balance of $1,000,000 and accrued and unpaid interest thereon of $481,000, for (i) a cash payment in the amount of $100,000 (the “Cash Payment”) and (ii) 737,532 newly issued shares (the “Exchange Shares”) of common stock, par value $0.0001, of the Company (the “Common Stock”).

Pursuant to the Exchange Agreement, in connection with the Exchange, the Company and SKM agreed to terminate the following agreements between the parties: (i) the Preemptive Rights Agreement dated as of December 27, 2013, between the Company and SKM (the “Preemptive Rights Agreement”), (ii) the Revenue Sharing Agreement dated as of May 30, 2014, between the Company and SKM, as amended on November 19, 2014 (the “Revenue Sharing Agreement”), and (iii) the Indemnity Agreement dated as of December 27, 2013, between the Company and SKM (the “Indemnity Agreement”). Additionally, pursuant to the Exchange Agreement, SKM acknowledged the expiration on March 12, 2017, by its terms, of a Common Stock Purchase Warrant, issued to SKM, for the purchase of up to 100,000 shares of Common Stock (the Warrant”). The Company and SKM also agreed to provide mutual limited releases, releasing each of them from all liabilities and obligations to the other, as between them with respect to claims relating to the Note, the Preemptive Rights Agreement, the Warrant and all other agreements relating thereto, other than liabilities and obligations owed under the Exchange Agreement and the transactions contemplated therein. The Exchange Agreement includes customary representations, warranties and covenants of the parties.

The closing of the Exchange occurred concurrently with the execution of the Exchange Agreement. At the closing, the Company made the Cash Payment and made provisions for the issuance of the Exchange Shares to SKM in exchange for the Cash Payment and the Note which was surrendered by SKM for cancellation.

The issuance of the Exchange Shares are being made without any restrictive legends upon reliance on the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 3(a)(9) of the Securities Act and Rule 144 promulgated thereunder. As a result, the Exchange Shares are freely tradeable upon issuance to SKM.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The issuance of the Note and related matters were reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 3, 2014, which is also incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Report is hereby incorporated by reference into this Item 1.02 in its entirety. On September 24, 2020, pursuant to the provisions of the Exchange Agreement, the Company and SKM agreed to the termination of the Preemptive Rights Agreement, the Revenue Sharing Agreement and the Indemnity Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02 in its entirety. On September 24, 2020, the Company issued the Exchange Shares to SKM in reliance on the exemptions from the registration requirements of the Securities Act afforded by 3(a) (9) of the Securities Act and Rule 144 promulgated thereunder. As a result, the Exchange Shares are freely tradeable upon issuance to SKM.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Form of Exchange and Settlement Agreement by and between the Company and SKM dated September 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2020

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer